EXHIBIT 5.1


                                                   April 27, 2001





Thoroughbred Interests, Inc.
127 S. 6th Street
Louisville, Kentucky 48108

         Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Thoroughbred Interests, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 37,302,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), by the selling stockholders named in the Registration Statement (the "Selling Stockholders").

         In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries as we have deemed necessary and appropriate, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all documents, records, agreements and other instruments as we have deemed relevant, including:

         (i) the Registration Statement;

         (ii) the Company's Articles and By-Laws, each as amended to date;

         (iii) certain records of proceedings, minutes of meetings, written consents and other actions of the Board of Directors and stockholders of the Company;

         (iv) a Certificate of Corporate Existence issued by the Nevada Secretary of State, dated April 27, 2001, with respect to the good standing of the Company in Nevada;

         (v) those certain promissory notes (the "Convertible Notes") pursuant to which certain of the Selling Stockholders may be issued shares of Common Stock of the Company ("Conversion Shares") and warrants to purchase shares of Common Stock of the Company ("Warrant Shares"), upon converting the principal amount of the debt thereunder, which Conversion Shares and Warrant Shares, once paid for and issued, will comprise a portion of the Shares being registered under the Registration Statement; and

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Thoroughbred Interests, Inc.
April 27, 2001
Page 2

         (vi) the form of Warrant Agreement (the "Warrant Agreement") approved by the Board of Directors as the agreement pursuant to which certain of the Selling Stockholders may be issued Warrant Shares upon exercising their rights thereunder and paying the approved exercise price per Warrant Share therefor.

         We have also obtained from the Company's sole director and officer, and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.

         Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) the Convertible Notes constitute and the Warrant Agreement, once executed and delivered, will constitute the valid and binding obligations of the parties thereto, enforceable in accordance with their terms, (ii) all consents, approvals and waivers required from third parties under any pledge or other agreements to which any of the Selling Stockholders is a party, or to which any of their Shares are subject, have been obtained, or will be obtained prior to the time of the sale of such Shares, and are (or will be at the time of sale) in full force and effect, (iii) each document we reviewed has been duly and validly executed and delivered by each party thereto, (iv) each natural person executing a document has sufficient legal capacity to do so, (v) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (vi) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or "blue sky" laws.

         Based upon the foregoing and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

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Thoroughbred Interests, Inc.
April 27, 2001
Page 3

         1. The Company has been duly organized, is validly existing and in good standing under the laws of the State of Nevada.


         2. The Shares have been duly authorized, are validly issued to the Selling Stockholders, and are fully paid and non-assessable, except for (a) the Conversion Shares which have yet to be issued and will be issued pursuant to and upon exercise (if any) of the relevant Selling Stockholders' conversion rights under the Convertible Notes, and (b) the Warrant Shares which have yet to be issued and will be issued pursuant to and upon exercise (if any) of the relevant Selling Stockholders' rights to purchase the Warrant Shares under a warrant agreement in the form of the Warrant Agreement.

         3. When and to the extent (i) the Conversion Shares are issued to the Selling Stockholders pursuant to the Convertible Notes upon exercise of their rights and receipt by the Company of the consideration required to be paid thereunder, and (ii) such Conversion Shares are registered under the Act and sold by the Selling Stockholders in accordance with the provisions set forth in and in the manner contemplated by the Registration Statement, the Conversion Shares will be validly issued, fully paid and non-assessable.

         4. When and to the extent (i) the warrants to purchase the Warrant Shares are issued to the Selling Stockholders upon conversion of their rights under the Convertible Notes, and (ii) the Warrant Shares are issued upon exercise of such Selling Stockholders' rights under and pursuant to warrant agreements in the form of the Warrant Agreement and receipt by the Company of the consideration required to be paid thereunder, and (iii) such Warrant Shares are registered under the Act and sold by the Selling Stockholders in accordance with the provisions set forth in and in the manner contemplated by the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein under the caption "Legal Matters". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Yours very truly,


                                        /s/ SCHRECK BRIGNONE GODFREY
                                        SCHRECK BRIGNONE GODFREY